UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2008

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NO. 1-31507

94-3283464
(I.R.S. Employer Identification No.)

35 Iron Point Circle, Suite 200, Folsom, CA 95630
(Address of principal executive offices) (Zip code)

(916) 608-8200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

During our earnings conference call on July 23, 2008, we highlighted the following outlook for the third quarter 2008.

(Dollar amounts are approximations)

For the third quarter of the year, we estimate our revenue to be approximately $272 million to $274 million. We expect pricing growth to be approximately 5.5% and volume growth to be between negative 1.5% to negative 2%. Operating income before depreciation and amortization expense is estimated to be between $81 million and $82 million. We estimate fuel expense to be approximately 9.4% of revenue. Depreciation and amortization expense is estimated to be approximately 8.9% of revenue. Operating income is estimated to be approximately 21% of revenue. We expect net interest expense to be approximately $8.7 million. Minority interests and other expense are estimated to be approximately 1.5% of revenues. We expect our effective tax rate to be between 36% and 36.5% for the third quarter. We expect our fully diluted share count to be approximately 67.8 million shares, excluding the impact of any stock option exercises or stock repurchase activity during the quarter.

These estimates exclude the impact of any additional acquisitions that may be completed during the quarter.

Operating income before depreciation and amortization is considered a non-GAAP financial measure, and is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. It should be used in conjunction with GAAP financial measures. Management uses operating income before depreciation and amortization as a principal measure to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate this measure differently.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this report are forward-looking in nature.  These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy.  Waste Connections’ business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) Waste Connections may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (2) increases in the price of fuel may adversely affect Waste Connections’ business and reduce its operating margins; (3) increases in labor and disposal and related transportation costs could impact Waste Connections’ financial results; (4) increases in insurance costs and the amount that Waste Connections self-insures for various risks could reduce its operating margins and reported earnings; (5) Waste Connections depends significantly on the services of the members of its senior, regional and district management team, and the departure of any of those persons could cause its operating results to suffer; (6) Waste Connections’ financial results are based upon estimates and assumptions that may differ from actual results; (7) efforts by labor unions could divert management attention and adversely affect operating results; (8) Waste Connections’ results are vulnerable to economic conditions and seasonal factors affecting the regions in which it operates; (9) Waste Connections may lose contracts through competitive bidding, early termination or governmental action; (10) Waste Connections may be subject in the normal course of business to judicial and administrative proceedings that could interrupt its operations, require expensive remediation, result in adverse judgments or settlements and create negative publicity; (11) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit Waste Connections’ ability to grow through acquisitions; (12) Waste Connections’ growth and future financial performance depend significantly on its ability to integrate acquired businesses into its organization and operations; (13) Waste Connections’ acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (14) because Waste Connections depends on railroads for its intermodal operations, its operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (15) Waste Connections’ decentralized decision-making structure could allow local managers to make decisions that adversely affect Waste Connections’ operating results; (16) Waste Connections may incur additional charges related to capitalized expenditures, which would decrease its earnings; (17) each business that Waste Connections acquires or has acquired may have liabilities that Waste Connections fails or is unable to discover, including environmental liabilities; (18) liabilities for environmental damage may adversely affect Waste Connections’ business and earnings; and (19) the adoption of new accounting standards or interpretations could adversely affect Waste Connections’ financial results. These risks and uncertainties, as well as others, are discussed in greater detail in Waste Connections’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.  There may be additional risks of which Waste Connections is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business.  Waste Connections makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

By:	/s/ Worthing F. Jackman
Date: July 23, 2008
Worthing F. Jackman,
Executive Vice President and Chief Financial Officer